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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors of Box Hill Systems Corp.:

As independent auditors, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


                                            Perleson Weiner


New York, NY,
September 16, 1997